EXECUTION COPY

Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

by and among

Blue Moose Media, Inc.,

Blue Moose Delaware Merger Sub, Inc.

And

LiqTech USA, Inc.

dated as of

August 23, 2011

TABLE OF CONTENTS

TABLE OF CONTENTS

i

AGREEMENT AND PLAN OF MERGER

1

ARTICLE I THE MERGER

2

1.1

Merger.

2

1.2

Effective Time.

2

1.3

Closing.

2

ARTICLE II CONVERSION OF SECURITIES

2

2.1

Terms of Merger.

2

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BLUE MOOSE AND MERGER SUB

4

3.1

Existence and Good Standing of BLUE MOOSE.

4

3.2

Existence and Good Standing of MERGER SUB.

4

3.3

Authority of BLUE MOOSE.

4

3.4

Authority of MERGER SUB.

4

3.5

No Violation.

5

3.6

Subsidiaries.

5

3.7

Capitalization of BLUE MOOSE.

5

3.8

Capitalization of MERGER SUB.

5

3.9

Options and Warrants of MERGER SUB.

5

3.10

Shareholders, Options and Warrants of BLUE MOOSE.

6

3.11

Officers and Directors.

6

3.12

Banks.

6

3.13

Title to Assets.

6

3.14

Personnel, Compensation and Benefits.

6

3.15

Financial Statements.

6

3.16

Property.

7

3.17

Consents Required.

7

3.18

Indebtedness.

7

3.19

Contracts.

7

3.20

Compliance with Laws.

7

3.21

Litigation.

7

3.22

Taxes.

7

3.23

Insurance Policies.

7

3.24

Operations.

8

3.25

Permits.

8

3.26

Undisclosed Liabilities.

8

3.27

Absence of Changes.

8

3.28

Accuracy of Information.

8

3.29

Improper Payments.

8

3.30

Copies of Documents.

8

3.31

SEC Filings.

8

3.32

SarbanesOxley Compliance.

9

3.33

Valid Issuance of Securities.

9

3.34

Related Party Transactions.

9

3.35

Foreign Assets Control Regulations.

9

3.36

Private Offering by BLUE MOOSE.

9

3.37

Brokers and Finders.

9

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF LIQTECH

10

4.1

Existence and Good Standing of LIQTECH.

10

4.2

Authority of LIQTECH.

10

4.3

No Violation.

10

4.4

Subsidiaries.

10

4.5

Capitalization of LIQTECH.

10

4.6

Shareholders, Options and Warrants.

10

4.7

Officers and Directors.

11

4.8

Title to Assets.

11

4.9

Personnel, Compensation and Benefits.

11

4.10

Financial Statements.

11

4.11

Consents Required.

11

4.12

Indebtedness.

11

4.13

Compliance with Laws.

11

4.14

Litigation.

11

4.15

Taxes.

12

4.16

Undisclosed Liabilities.

12

4.17

Absence of Changes.

12

4.18

Accuracy of Information.

12

4.19

Improper Payments.

12

4.20

Copies of Documents.

12

4.21

Brokers and Finders.

12

ARTICLE V CONDUCT AND TRANSACTIONS PRIOR TO THE EFFECTIVE TIME OF THE MERGER

13

5.1

Conduct and Transactions of BLUE MOOSE and MERGER SUB.

13

5.2

Conduct and Transactions of LIQTECH.

14

ARTICLE VI RIGHTS OF INSPECTION

14

ARTICLE VII CLOSING

15

7.1

Closing Deliveries of LIQTECH.

15

7.2

Closing Deliveries of BLUE MOOSE and MERGER SUB.

15

ARTICLE VIII CONDITIONS PRECEDENT TO LIQTECH’S OBLIGATION

16

8.1

Representations and Warranties True.

16

8.2

Performance of Obligations.

16

8.3

Changes in Financial Condition of BLUE MOOSE and MERGER SUB.

16

8.4

Shareholder Consent.

16

8.5

Statutory Requirements.

16

8.6

Absence of Pending Litigation.

17

8.7

Delivery of Materials.

17

8.8

Private Placement.

17

ARTICLE IX CONDITIONS PRECEDENT TO BLUE MOOSE’S OBLIGATION

17

9.1

Representations and Warranties True.

17

9.2

Performance of Obligations.

17

9.3

Changes in Financial Condition of LIQTECH.

17

9.4

Investment Representation Statement.

17

9.5

Statutory Requirements.

17

9.6

Absence of Pending Litigation.

17

9.7

Delivery of Materials.

18

9.8

Private Placement.

18

ARTICLE X COVENANTS AND FURTHER ASSURANCE

18

ARTICLE XI TERMINATION OF AGREEMENT  AND ABANDONMENT OF REORGANIZATION

18

11.1

Termination.

18

11.2

Post Termination Obligations.

19

ARTICLE XII ISSUANCE OF SHARES; FRACTIONAL SHARES

19

12.1

Issuance of Share Certificates.

19

12.2

Restrictions on Shares Issued to LIQTECH Stockholders.

19

ARTICLE XIII MISCELLANEOUS

19

13.1

Amendment.

19

13.2

Representations and Warranties.

19

13.3

Notices.

19

All notices, requests, demands, tenders or other communications required or permitted hereunder must be in writing and are deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail, return receipt requested, postage prepaid, receipt acknowledged, (c) sent by Federal Express or other nationally recognized overnight courier service or overnight express U.S. Mail, postage prepaid, or (d) sent by facsimile or e-mail transmission, followed with an original sent in accordance with (a), (b) or (c) above, as follows:  19

13.4

Counterparts.

20

13.5

Entire Agreement; No Third Party Beneficiaries.

20

13.6

Severability.

20

13.7

Expenses.

20

13.8

Captions and Section Headings.

20

13.9

Governing Law.

20

13.10

Enforcement and Interpretation.

21

13.11

Extension; Waiver.

21

13.12

Assignment.

21

13.13

No Survival of Representations and Warranties.  None of the representations and warranties made by any of the parties hereto shall survive the Merger

21

.

ii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), is dated as of the 23rd day of August, 2011, by and among Blue Moose Media, Inc., a Nevada corporation (“BLUE MOOSE”), Blue Moose Delaware Merger Sub, Inc., a Delaware corporation (“MERGER SUB”) and LiqTech USA, Inc., a Delaware corporation (“LIQTECH”).  As used in this Agreement, capitalized terms not otherwise defined herein have the meanings ascribed to them in Annex A.

THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, intentions and understandings:

WHEREAS, BLUE MOOSE is a corporation organized under the laws of the State of Nevada on July 1, 2004.  BLUE MOOSE has authorized capital stock of (i) 100,000,000 common shares, $0.001 par value per share (the “BLUE MOOSE Common Stock”), of which 94,115,250 shares are issued and outstanding, and (ii) 10,000,000 preferred shares, $0.001 par value per share (the “BLUE MOOSE Preferred Stock”), of which none are issued and outstanding.

WHEREAS, MERGER SUB is Delaware corporation organized on August 15, 2011.  MERGER SUB has authorized capital stock of 100 common shares, $0.001 par value per share (the “MERGER SUB Common Stock”), of which 1 share is issued and outstanding;

WHEREAS, MERGER SUB is a wholly owned subsidiary of BLUE MOOSE;

WHEREAS, LIQTECH is a privately held corporation organized under the laws of the State of Delaware on May 9, 2011  LIQTECH has authorized capital stock of 30,000 shares of common stock, $0.001 par value per share, (the “LIQTECH Common Stock”).

WHEREAS, LIQTECH has entered into agreements to acquire (a) all of the issued and outstanding equity interests in LIQTECH A/S a corporation organized under the laws of the Kingdom of Denmark ("LIQTECH Denmark"), and (b) all of the issued and outstanding equity interests in Cometas A/S, a corporation organized under the laws of the Kingdom of Denmark ("Cometas") and LIQTECH NA, Inc., a Delaware corporation ("LIQTECH US"), not currently owned by LIQTECH Denmark, for a combination of cash, promissory notes and LIQTECH Common Stock;

WHEREAS, LIQTECH is offering to sell up to 2,520 shares of LIQTECH Common Stock, and warrants to purchase up to 1,260 shares of LIQTECH Common Stock at a price of $1,500.00 per share ("LIQTECH Warrants") in a Private Placement to "accredited investors" (the "Private Placement Offering");

WHEREAS, the respective boards of directors of BLUE MOOSE, MERGER SUB and LIQTECH have deemed it advisable and in the best interests of BLUE MOOSE, MERGER SUB and LIQTECH that MERGER SUB merge with and into LIQTECH, with LIQTECH as the surviving corporation, pursuant to the terms and conditions set forth in this Agreement;

WHEREAS, the respective boards of directors of BLUE MOOSE, MERGER SUB and LIQTECH have approved and authorized this Agreement;

WHEREAS, this Agreement provides for the merger of MERGER SUB with and into LIQTECH, with LIQTECH as the surviving corporation (the “Merger”), and pursuant to which the stockholders of LIQTECH will receive shares and warrants of BLUE MOOSE in exchange for their shares and warrants of LIQTECH; and

WHEREAS, the parties desire the transactions described in this Agreement to qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Code and related sections thereunder.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
THE MERGER

1.1

Merger.

Subject to the terms and conditions of this Agreement, the parties to this Agreement hereby agree that at the Effective Time MERGER SUB shall be merged with and into LIQTECH upon the terms and conditions set forth herein and in accordance with the provisions of the General Corporation Law of the State of Delaware (“DGCL”).  It is the intention of the parties hereto that the transactions described in this Agreement qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Code and related sections thereunder.

1.2

Effective Time.

Subject to the terms of this Agreement, BLUE MOOSE, MERGER SUB and LIQTECH will cause the Merger to be consummated by causing, on the Closing Date, a certificate of merger (the “Certificate of Merger”) to be executed in accordance with the relevant provisions of the DGCL and filed with the Delaware Secretary of State.  The Merger shall become effective on the later of (a) the time at which the Certificate of Merger is duly filed with the Delaware Secretary of State, or (b) such other time as is agreed upon by the parties and specified in the Certificate of Merger (the “Effective Time”).

1.3

Closing.

The closing of the Merger shall take place at 10:00 a.m. on a date to be agreed upon by the parties, and if such date is not agreed upon by the parties, the Closing shall occur on the third (3rd) Business Day after satisfaction or waiver of all of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Morse, Zelnick, Rose & Lander, LLP, 405 Park Avenue, New York, NY 10022, or such other location as shall be agreed upon by the parties.

ARTICLE II
CONVERSION OF SECURITIES

2.1

Terms of Merger.

In accordance with the provisions of this Agreement and the requirements of applicable Law, MERGER SUB shall be merged with and into LIQTECH as of the Effective Time.  LIQTECH shall be the surviving corporation (hereinafter sometimes the “Surviving Corporation”) and the separate existence of MERGER SUB shall cease when the Merger shall become effective.  Consummation of the Merger shall be upon the following terms and subject to the conditions set forth herein:

(a)

Corporate Existence.

(i)

Commencing at the Effective Time, (i) the Surviving Corporation shall continue its corporate existence as a Delaware corporation; (ii) the Surviving Corporation shall thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of LIQTECH and MERGER SUB; (iii) all debts due to either of LIQTECH or MERGER SUB, on whatever account, all causes of action and all other things belonging to either of LIQTECH or MERGER SUB shall be taken and deemed to be transferred to and shall be vested in the Surviving Corporation by virtue of the Merger without further act or deed of any Person; and (iv) all rights of creditors and all Liens, if any, upon any property of either of LIQTECH or MERGER SUB shall be preserved unimpaired, such Liens shall continue to be limited to the property affected by such Liens immediately prior to the Effective Time, and all debts, liabilities and duties of LIQTECH and MERGER SUB shall thenceforth attach to the Surviving Corporation.

(ii)

At the Effective Time, (i) the Certificate of Incorporation and the Bylaws of LIQTECH, as existing immediately prior to the Effective Time, shall be and remain the Certificate of Incorporation and Bylaws of the Surviving Corporation; (ii) the members of the board of directors of LIQTECH holding office immediately prior to the Effective Time shall continue as the members of the board of directors of the Surviving Corporation; and (iii) until the board of directors of the Surviving Corporation shall otherwise determine, all persons who hold officer positions in LIQTECH immediately prior to the Effective Time shall continue to hold the same officer positions in the Surviving Corporation.

(b)

Conversion of Securities.  As of the Effective Time and without any action on the part of BLUE MOOSE, MERGER SUB, LIQTECH or the holders of any of the securities of any of such corporations, each of the following shall occur:

(i)

Each share of LIQTECH Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into 1,000 shares of BLUE MOOSE Common Stock, and each LIQTECH Warrant issued and outstanding immediately prior to the Effective Time shall be converted into a warrant to purchase 1,000 shares of BLUE MOOSE Common Stock at $1.50 per share, with such other terms and conditions as shall be substantially identical to the LIQTECH Warrants, a form of which is annexed hereto as Exhibit A.  All such shares of LIQTECH Common Stock and LIQTECH Warrants shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender, which LIQTECH will use its reasonable efforts to cause, of such certificate in accordance with the provisions hereof, certificates evidencing (i) such number of shares of BLUE MOOSE Common Stock, into which such shares of LIQTECH Common Stock were converted and (ii) Blue Moose Warrants into which such LIQTECH Warrants were converted.  The holders of such certificates previously evidencing shares of LIQTECH Common Stock or LIQTECH Warrants outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of LIQTECH Common Stock except as otherwise provided herein or by Law.  Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Time, represented LIQTECH Common Stock, shall be deemed for all corporate purposes to evidence ownership of the number of shares of BLUE MOOSE Common Stock into which the shares of LIQTECH Common Stock represented by such LIQTECH certificate shall have been so converted.  No dividends or other distributions declared or made with respect to BLUE MOOSE Common Stock after the Effective Time will be paid to the holder of any certificate that prior to the Effective Time evidenced shares of LIQTECH Common Stock until the holder of such certificate surrenders or exchanges such certificate as herein provided.  Subject to the effect of any applicable abandoned property, escheat or similar laws, following surrender of any such certificate, there will be paid to the holder of the certificates evidencing shares of BLUE MOOSE Common Stock issued in exchange therefor, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of BLUE MOOSE Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to the surrender and a payment date occurring after surrender, payable with respect to such shares of BLUE MOOSE Common Stock less any withholding taxes which are required thereon.  No party hereto will be liable to any holder of LIQTECH Common Stock for any BLUE MOOSE Common Stock or dividends or distributions thereon in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.  In the event any certificate representing LIQTECH Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of LIQTECH Common Stock claiming such certificate to be lost, stolen or destroyed and an agreement by such holder to indemnify and hold harmless BLUE MOOSE and the Surviving Corporation against any claim that may be made against them with respect to such certificate, BLUE MOOSE will issue in exchange for such lost, stolen or destroyed certificate BLUE MOOSE Common Stock and BLUE MOOSE Warrants to which such holder is entitled pursuant to this Agreement;

(ii)

Any shares of capital stock of LIQTECH held in LIQTECH’s treasury immediately prior to the Effective Time shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto; and

(iii)

Each share of capital stock of MERGER SUB issued and outstanding immediately prior to the Effective Time shall be converted into one (1) share of LIQTECH Common Stock, which shall be owned by BLUE MOOSE and which shall be the only outstanding shares of common stock of the Surviving Corporation from and after the Effective Time.  All such shares of capital stock of MERGER SUB shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions hereof, certificates evidencing such number of shares of LIQTECH Common Stock, respectively, into which such shares of capital stock of MERGER SUB were converted.  The holders of such certificates previously evidencing shares of capital stock of MERGER SUB outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of capital stock of MERGER SUB except as otherwise provided herein or by Law.

(c)

Other Matters.

(i)

At the Closing, the existing directors of BLUE MOOSE shall nominate and elect to the board of directors of BLUE MOOSE the persons designated by LIQTECH, and the person serving as director and officer of BLUE MOOSE immediately prior to the Closing shall thereafter resign from his positions with BLUE MOOSE, effective as of ten (10) days from filing the 14F Information Statement with the SEC.

(ii)

At or before the Closing, BLUE MOOSE shall cause certain BLUE MOOSE shareholders to cancel all but 4,155,250 shares of the outstanding BLUE MOOSE Common Stock.

(iii)

At the Closing, BLUE MOOSE will repay all outstanding liabilities and promissory notes, totaling approximately twenty five thousand dollars ($25,000).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BLUE MOOSE AND MERGER SUB

BLUE MOOSE and MERGER SUB, jointly and severally, hereby represent and warrant to LIQTECH, as of the date hereof, and as of the Closing Date, as follows:

3.1

Existence and Good Standing of BLUE MOOSE.

BLUE MOOSE is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power and authority to own or lease its properties and to carry on its businesses as are now being conducted.  BLUE MOOSE is not qualified or licensed to do business as a foreign corporation in any jurisdiction and is not required to be so qualified or licensed.

3.2

Existence and Good Standing of MERGER SUB.

MERGER SUB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own or lease its properties and to carry on its businesses as are now being conducted.  MERGER SUB is not qualified or licensed to do business as a foreign corporation in any jurisdiction and is not required to be so qualified or licensed.

3.3

Authority of BLUE MOOSE.

BLUE MOOSE has the power and authority to execute and deliver this Agreement and to perform and consummate the transactions contemplated hereby.  The execution, delivery and performance by BLUE MOOSE of this Agreement and consummation of the transactions contemplated herein have been duly authorized and approved by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the board of directors of BLUE MOOSE.  This Agreement constitutes the valid and legally binding obligation of BLUE MOOSE, enforceable against it in accordance with its terms, except to the extent that enforcement of the rights and remedies created hereby may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.

3.4

Authority of MERGER SUB.

MERGER SUB has the power and authority to execute and deliver this Agreement and to perform and consummate the transactions contemplated hereby.  The execution, delivery and performance by MERGER SUB of this Agreement and consummation of the transactions contemplated herein have been duly authorized and approved by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the board of directors of MERGER SUB.  This Agreement constitutes the valid and legally binding obligation of MERGER SUB, enforceable against it in accordance with its terms, except to the extent that enforcement of the rights and remedies created hereby may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.

3.5

No Violation.

This Agreement has been duly executed by BLUE MOOSE and MERGER SUB and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any breach or violation of, or in a default under any terms or provisions of BLUE MOOSE’s Articles of Incorporation or Bylaws (or other governing document), MERGER SUB’s Articles of Incorporation or Bylaws (or other governing document), any Law applicable to BLUE MOOSE or MERGER SUB, or of any other Contract, Order or instrument to which either BLUE MOOSE or MERGER SUB is a party or by which either of them is bound.

3.6

Subsidiaries.

MERGER SUB is a direct, wholly owned subsidiary of BLUE MOOSE.  Other than MERGER SUB, BLUE MOOSE does not own any interest in any corporations, unincorporated associations, partnerships, limited liability companies, joint ventures, or any other entity.

3.7

Capitalization of BLUE MOOSE.

The authorized capital stock of BLUE MOOSE consists of 100,000,000 shares of BLUE MOOSE Common Stock, $0.001 par value per share, and 10,000,000 shares of BLUE MOOSE Preferred Stock, $0.001 par value per share.  As of August 20, 2011:

(a)

94,115,250 shares of BLUE MOOSE Common Stock are issued and outstanding, which shares are duly authorized, validly issued, fully paid and nonassessable, and were issued in accordance with the registration provisions of the Securities Act and any relevant registration or qualification provisions of state securities laws or pursuant to valid exemptions therefrom;

(b)

no shares of BLUE MOOSE Common Stock and no shares of BLUE MOOSE Preferred Stock are held in the treasury of BLUE MOOSE, and no shares of BLUE MOOSE Common Stock or BLUE MOOSE Preferred Stock are held by BLUE MOOSE;

(c)

no shares of BLUE MOOSE Preferred Stock are issued and outstanding; and

3.8

Capitalization of MERGER SUB.

The authorized capital stock of MERGER SUB consists of 100 shares of MERGER SUB common stock, $0.001 par value per share.  As of August 20, 2011:

(a)

1 share of MERGER SUB Common Stock is issued and outstanding, which share is duly authorized, validly issued, fully paid and nonassessable, and was issued in accordance with the registration provisions of the Securities Act and any relevant registration or qualification provisions of state securities laws or pursuant to valid exemptions therefrom;

(b)

no shares of capital stock of MERGER SUB, other than the currently issued share of MERGER SUB Common Stock, have ever been issued by MERGER SUB; and

(c)

no shares of MERGER SUB Common Stock are held in the treasury of MERGER SUB, and no shares of MERGER SUB Common Stock are held by MERGER SUB.

3.9

Options and Warrants of MERGER SUB.

There are no options, warrants, calls, convertible securities, commitments or agreements of any character to which MERGER SUB or its sole shareholder are a party or by which MERGER SUB or its sole shareholder are bound, or are a party, calling for the issuance of shares of capital stock of MERGER SUB or any securities representing the right to purchase or otherwise receive any such capital stock of MERGER SUB.  MERGER SUB has not declared and is not otherwise obligated to pay, any dividends, whether in cash, stock or other property.

3.10

Shareholders, Options and Warrants of BLUE MOOSE.

Schedule 3.10 sets forth a true and complete list of all Persons holding BLUE MOOSE Common Stock and the amount and percentage of BLUE MOOSE Common Stock held by each Person.  Except as listed on Schedule 3.10, there are no outstanding options, warrants, purchase rights, redemption rights, contribution rights, conversion rights, exchange rights, preemptive rights, or other contracts or commitments with respect to any of the BLUE MOOSE Common Stock and BLUE MOOSE Preferred Stock.  BLUE MOOSE has not declared and is not otherwise obligated to pay, any dividends, whether in cash, stock or other property.

3.11

Officers and Directors.

Gordon Tattersall is the sole officer of BLUE MOOSE and MERGER SUB and holds the positions of Chief Executive Officer, Chief Financial Officers, President, Secretary and Treasurer.  Gordon Tattersall is the sole director of BLUE MOOSE and MERGER SUB.

3.12

Banks.

Schedule 3.12 sets forth a true and complete list of:  (1) the name of each bank in which BLUE MOOSE has an account or safe deposit box, and (2) the names and addresses of all signatories to such accounts or safe deposit boxes.

3.13

Title to Assets.

BLUE MOOSE has good and marketable title to, or valid and enforceable leasehold interest in, all of the assets of BLUE MOOSE free and clear of all Liens.  MERGER SUB does not have any assets.

3.14

Personnel, Compensation and Benefits.

(a)

Neither BLUE MOOSE nor MERGER SUB has any employees.

(b)

Neither BLUE MOOSE nor MERGER SUB has any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) effective as of the date hereof nor does BLUE MOOSE provide benefits to BLUE MOOSE employees, officers, trustees, or directors of BLUE MOOSE or any Affiliate of BLUE MOOSE and neither BLUE MOOSE nor MERGER SUB has ever adopted, been party to or had any liability under any “employee benefit plan” pursuant to which BLUE MOOSE or any Affiliate of BLUE MOOSE has or could have any liability in the future.

3.15

Financial Statements.

(a)

The 10-K filed on March 28, 2011, with the SEC sets forth true, correct and complete copies of the December 31, 2010, audited financial statements of BLUE MOOSE (i.e., the balance sheet as of December 31, 2010, and the related statements of income and cash flows for the year then ended for BLUE MOOSE);

(b)

The 10-K filed on March 19, 2010, with the SEC sets forth true, correct and complete copies of the December 31, 2009, audited financial statements of BLUE MOOSE (i.e., the balance sheet as of December 31, 2009, and the related statements of income and cash flows for the year then ended for BLUE MOOSE).

(c)

The 10-Q filed on May 10, 2011, with the SEC sets forth true, correct and complete copies of the March 31, 2011, financial statements of BLUE MOOSE (i.e., the balance sheet as of March 31, 2011, and the related statements of income and cash flows for the period then ended for BLUE MOOSE) (the “BLUE MOOSE Interim Financials”).

The December 31, 2010 financial statements, the December 31, 2009, financial statements, and the BLUE MOOSE Interim Financials, have been prepared in accordance with GAAP consistently applied, and present fairly, in all material respects, the financial condition, the results of operations, cash flows and ownership of BLUE MOOSE’s business as of the dates and for the periods indicated therein, and are consistent in all material respects with the books and records of BLUE MOOSE (which books and records are correct and complete in all material respects).  Since March 31, 2011, there has been no material adverse change in the business, assets, financial condition or results of operations of BLUE MOOSE.

3.16

Property.

Neither BLUE MOOSE nor MERGER SUB owns any property, whether real or personal, tangible or intangible, having a value equal to or greater than one thousand dollars ($1,000).

3.17

Consents Required.

No consent, approval or authorization of, or any prior notice to, any third party or Governmental Authority is required in connection with the execution and delivery by BLUE MOOSE or MERGER SUB of this Agreement or the consummation of the transactions contemplated hereby.

3.18

Indebtedness.

Schedule 3.18 sets forth a true, correct and complete list of the individual components (indicating the amount and the Person to whom such Indebtedness is owed) of all the Indebtedness outstanding with respect to BLUE MOOSE or MERGER SUB.

3.19

Contracts.

Neither BLUE MOOSE nor MERGER SUB is a party to any Contracts, whether or not terminated or currently in force and effect, pursuant to which either BLUE MOOSE or MERGER SUB could have any liabilities in the future.

3.20

Compliance with Laws.

BLUE MOOSE is now, and has been, in compliance with all Laws and Orders.  MERGER SUB is now, and has been, in compliance with all Laws and Orders.

3.21

Litigation.

Neither BLUE MOOSE nor MERGER SUB is a party to nor, to the knowledge of either of their respective officers and directors, threatened to be made a party to, any civil, criminal, administrative, arbitration or other such Proceeding (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations).  There are no Proceedings pending or threatened that question the validity of this Agreement or any of the transactions contemplated hereby or thereby or that otherwise relate to or may affect BLUE MOOSE’s business or assets.

3.22

Taxes.

(a)

All Tax Returns required to be filed by BLUE MOOSE have been accurately prepared in all material respects and timely filed, and all Taxes for which BLUE MOOSE may be held liable (other than the Taxes referred to in the next sentence) have been paid or accrued within the prescribed period or any extension thereof.  All Taxes required to be withheld by BLUE MOOSE have been collected and withheld, and have been either paid to the respective Governmental Agency, set aside in accounts for such purpose, or accrued, reserved against, and entered upon the books and records of the employer.

(b)

There are no Tax Liens upon any property of BLUE MOOSE except for Liens for current Taxes not yet due and payable.

(c)

BLUE MOOSE is not a “foreign person” within the meaning of Code Section 1445 and it will furnish LIQTECH with an affidavit that satisfies the requirements of Code Section 1445(b)(2) upon the request of LIQTECH.

(d)

Copies of all Tax Returns required to be filed by BLUE MOOSE in the last five (5) fiscal years have been delivered to LIQTECH.

3.23

Insurance Policies.

BLUE MOOSE does not have any insurance policies.  MERGER SUB does not have any insurance policies.

3.24

Operations.

BLUE MOOSE does not, and since January 1, 2008, has not engaged in any business operations.  MERGER SUB has never engaged in any business operations.

3.25

Permits.

BLUE MOOSE does not have any Permits.  MERGER SUB does not have any Permits.

3.26

Undisclosed Liabilities.

Neither BLUE MOOSE nor MERGER SUB has any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, regardless of when asserted) arising out of transactions or events entered into prior to the Effective Time, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events occurring prior to the Effective Time.

3.27

Absence of Changes.

Since March 31, 2011, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, properties, earnings, business or prospects of BLUE MOOSE or MERGER SUB, except for expenses incurred in connection with preparation and performance of this Agreement.

3.28

Accuracy of Information.

No representation or warranty by BLUE MOOSE or MERGER SUB contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to LIQTECH pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

3.29

Improper Payments.

Neither BLUE MOOSE, MERGER SUB, nor any person acting on behalf of BLUE MOOSE or MERGER SUB has made any payment or otherwise transmitted anything of value, directly or indirectly, to (i) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of BLUE MOOSE or MERGER SUB, (ii) any customer, supplier or competitor of BLUE MOOSE or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for BLUE MOOSE, or (iii) any political party or any candidate for elective political office, nor has any fund or other asset of BLUE MOOSE or MERGER SUB been maintained that was not fully and accurately recorded on the books of account of BLUE MOOSE or MERGER SUB.

3.30

Copies of Documents.

BLUE MOOSE and MERGER SUB have made available for inspection and copying by LIQTECH and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents that it has filed with the SEC and all other Governmental Agencies which are material to the terms and conditions contained in this Agreement.

3.31

SEC Filings.

BLUE MOOSE has filed all BLUE MOOSE SEC Reports.  As of their respective filing dates or, if amended, as of the date of the last such amendment filed, the BLUE MOOSE SEC Reports, including any final registration statements, prospectus, report, schedule, form or definitive proxy statement (i) complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  To the Knowledge of BLUE MOOSE, as of the date of this Agreement, (i) none of the BLUE MOOSE SEC Reports is the subject of an SEC review or outstanding SEC investigation, and (ii) there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to BLUE MOOSE SEC Reports.

3.32

SarbanesOxley Compliance.

BLUE MOOSE is in compliance with the provisions of the SarbanesOxley Act of 2002 applicable to it, including Section 404 thereof, and the certifications provided pursuant to Sections 302 and 906 thereof were accurate when made.

3.33

Valid Issuance of Securities.

The shares of BLUE MOOSE Common Stock, when issued, sold and delivered pursuant to the Merger and in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than (i) contractual restrictions on transfer contemplated by this Agreement and the Transaction Documents; and (ii) applicable state and federal securities laws.

3.34

Related Party Transactions.

Other than BLUE MOOSE’s promissory notes with David Nemelka listed on Schedule 3.18 (Indebtedness), no shareholder, employee, officer or director of BLUE MOOSE or MERGER SUB or member of his or her immediate family is indebted to BLUE MOOSE or MERGER SUB, nor is BLUE MOOSE or MERGER SUB indebted (or committed to make loans or extend or guarantee credit) to any of them.  Except as set forth on Schedule 3.18 (Indebtedness), no member of the immediate family of any officer, director or shareholder of BLUE MOOSE or MERGER SUB is directly or indirectly interested in any contract with BLUE MOOSE or MERGER SUB.

3.35

Foreign Assets Control Regulations.

The issuance of the shares in the Merger by BLUE MOOSE will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.  Without limiting the foregoing, BLUE MOOSE (i) is not or will not become a blocked person described in Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49049 (2001) and (ii) does not knowingly engage or will not engage in any dealings or transactions, or be otherwise associated, with any such person.

3.36

Private Offering by BLUE MOOSE.

Since January 1, 2008, neither BLUE MOOSE nor anyone acting on its behalf has offered the shares of the BLUE MOOSE Common Stock or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the shareholders of LIQTECH, each of which has been offered the BLUE MOOSE Common Stock in a private sale for investment.  Neither BLUE MOOSE nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance of the shares in the Merger to the registration requirements of Section 5 of the Securities Act.

3.37

Brokers and Finders.

BLUE MOOSE has not employed any broker, finder or agent in connection with the transactions contemplated herein and has not otherwise agreed to pay any brokerage fees, commissions or finders' fees to any person.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF LIQTECH

LIQTECH hereby represents and warrants to BLUE MOOSE as of the date hereof, and as of the Closing Date, as follows:

4.1

Existence and Good Standing of LIQTECH.

LIQTECH is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own or lease its properties and to carry on its businesses as are now being conducted.  LIQTECH is qualified or licensed to do business and is in good standing as a foreign corporation in each of the jurisdictions where the nature of its business requires it to be so qualified, except where the failure to be so qualified has not or would not result in, or is not reasonably expected to result in, a material adverse effect.

4.2

Authority of LIQTECH.

LIQTECH has the power and authority to execute and deliver this Agreement and to perform and consummate the transactions contemplated hereby.  The execution, delivery and performance by LIQTECH of this Agreement and consummation of the transactions contemplated herein have been duly authorized and approved by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the board of directors of LIQTECH.  This Agreement constitutes the valid and legally binding obligation of LIQTECH, enforceable against it in accordance with its terms, except to the extent that enforcement of the rights and remedies created hereby may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.

4.3

No Violation.

This Agreement has been duly executed by LIQTECH and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any breach or violation of, or in a default under any terms or provisions of LIQTECH’s Certificate of Incorporation or Bylaws (or other governing document), any statute applicable to LIQTECH, or of any other Contract, or Order to which LIQTECH is a party or by which it is bound.

4.4

Subsidiaries.

(a)

LIQTECH does not own any interest in any corporations, unincorporated associations, partnerships, limited liability companies, joint ventures, or any other entity.

(b)

Immediately prior to the Effective Time LIQTECH will directly or indirectly own 100% of the issued and outstanding equity interests in LIQTECH Denmark, Cometas and LIQTECH US (collectively the "LIQTECH Subsidiaries")

.

4.5

Capitalization of LIQTECH.

(a)

The authorized capital stock of LIQTECH consists of 30,000 shares of LIQTECH Common Stock, $0.001 par value per share.

(b)

After (i) the acquisition by LIQTECH of (1) all of the outstanding shares of LIQTECH Denmark and (2) all of the outstanding shares of Cometas and LIQTECH US not owned by LIQTECH Denmark, and (ii) assuming that the maximum number of shares of LIQTECH Common Stock and LIQTECH Warrants are sold in the Private Placement Offering, there will, immediately prior to the Effective Time, be 21,600,000 shares of LIQTECH Common Stock outstanding and 6,500,000 LIQTECH Warrants outstanding.

4.6

Shareholders, Options and Warrants.

LIQTECH has made available to BLUE MOOSE and MERGER SUB a true and complete list of all Persons holding LIQTECH Common Stock and the amount and percentage of LIQTECH Common Stock held by each Person.  LIQTECH has made available to BLUE MOOSE and MERGER SUB a true and complete list and detailed description of all the LIQTECH Warrants.  LIQTECH has not declared and is not otherwise obligated to pay, any dividends, whether in cash, stock or other property.

4.7

Officers and Directors.

Schedule 4.7 sets forth a true and complete list of the officers and directors of LIQTECH.

4.8

Title to Assets.

LIQTECH has good and marketable title to, or valid and enforceable leasehold interest in, all of the assets of LIQTECH free and clear of all Liens other than Permitted Liens.

4.9

Personnel, Compensation and Benefits.

(a)

LIQTECH is not a party to any union contracts or collective bargaining agreements.

4.10

Financial Statements.

BLUE MOOSE has previously been provided with true, correct and complete copies of:

(a)

the December 31, 2010, audited financial statements of LIQTECH Denmark and its subsidiaries (i.e., the balance sheet as of December 31, 2010, and the related statements of income and cash flows for the year then ended;

(b)

the December 31, 2009, audited financial statements of LIQTECH Denmark and its subsidiaries (i.e., the balance sheet as of December 31, 2009, and the related statements of income and cash flows for the year then ended ).

(c)

the June 30, 2011, financials (i.e., the balance sheet as of June 30, 2011, and the related statements of income and cash flows for the period then ended for LIQTECH) (the “LIQTECH Interim Financials”).

To the knowledge of LIQTECH, the December 31, 2010 financial statements, the December 31, 2009 financial statements, and the LIQTECH Interim Financials, have been prepared in accordance with GAAP consistently applied, and present fairly, in all material respects, the financial condition, the results of operations, cash flows and business as of the dates and for the periods indicated therein, and are consistent in all material respects with the books and records of LIQTECH (which books and records are correct and complete in all material respects).  Since June 30, 2011, there has been no material adverse change in the business, assets, financial condition or results of operations of LIQTECH.

4.11

Consents Required.

To the knowledge of LIQTECH there are no consents, approval or authorization of, or any notice to, any third party or Governmental Authority required in connection with the execution and delivery by LIQTECH of this Agreement or the consummation of the transactions contemplated hereby or thereby.

4.12

Indebtedness.

Schedule 4.12 sets forth a true, correct and complete list of all the Indebtedness outstanding with respect to LIQTECH, other than such Indebtedness as is shown on the LIQTECH Interim Financials.

4.13

Compliance with Laws.

LIQTECH is now, and has been since its inception in material compliance with all Laws and Orders.

4.14

Litigation.

Neither LIQTECH nor to the knowledge of LIQTECH, the LIQTECH Subsidiaries, is a party to nor, to LIQTECH’s Knowledge, has it been threatened to be made a party to, any civil, criminal, administrative, arbitration or other such Proceeding (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations).  There are no Proceedings pending or threatened that question the validity of this Agreement or any of the transactions contemplated hereby or thereby or that otherwise relate to or may affect LIQTECH’s business or assets.

4.15

Taxes.

(a)

All Tax Returns required to be filed by LIQTECH have been accurately prepared in all material respects and timely filed, and all Taxes for which LIQTECH may be held liable (other than the Taxes referred to in the next sentence) have been paid or accrued within the prescribed period or any extension thereof.  All Taxes required to be withheld by LIQTECH have been collected and withheld, and have been either paid to the respective Governmental Agency, set aside in accounts for such purpose, or accrued, reserved against, and entered upon the books and records of the employer.

(b)

There are no Tax Liens upon any property of LIQTECH except for Liens for current Taxes not yet due and payable.

4.16

Undisclosed Liabilities.

LIQTECH has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, regardless of when asserted) arising out of transactions or events entered into prior to the Effective Time, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events occurring prior to the Effective Time, which liabilities would be required to be set forth on a balance sheet of LIQTECH prepared in accordance with GAAP, except liabilities that have arisen after the date of the LIQTECH Interim Financial Statements in the ordinary course of business (none of which could reasonably result in a material adverse effect).

4.17

Absence of Changes.

Since June 30, 2011, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, properties, earnings, business or prospects of LIQTECH, except for expenses incurred in connection with preparation and performance of this Agreement.

4.18

Accuracy of Information.

No representation or warranty by LIQTECH contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to BLUE MOOSE pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

4.19

Improper Payments.

Neither LIQTECH, nor any person acting on behalf of LIQTECH has made any payment or otherwise transmitted anything of value, directly or indirectly, to (i) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of LIQTECH, (ii) any customer, supplier or competitor of LIQTECH or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for LIQTECH, or (iii) any political party or any candidate for elective political office nor has any fund or other asset of LIQTECH been maintained that was not fully and accurately recorded on the books of account of LIQTECH.

4.20

Copies of Documents.

LIQTECH has made available for inspection and copying by BLUE MOOSE and its duly authorized representatives, and to the extent required by Law will continue to do so at all times, true and correct copies of all material documents that it has filed with any Governmental or Regulatory Agency and that is material to the terms and conditions contained in this Agreement.  Furthermore, all filings by LIQTECH with a Governmental Agency, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the assets, properties, financial condition or operations of LIQTECH or adversely affect the objectives of this Agreement.

4.21

Brokers and Finders.

LIQTECH has not employed any broker, finder or agent in connection with the transactions contemplated herein and has not otherwise agreed to pay any brokerage fees, commissions or finders' fees to any person.

ARTICLE V
CONDUCT AND TRANSACTIONS PRIOR TO THE
EFFECTIVE TIME OF THE MERGER

5.1

Conduct and Transactions of BLUE MOOSE and MERGER SUB.

(a)

During the period from the date hereof to the Closing Date, BLUE MOOSE and MERGER SUB shall each:

(i)

Conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns (which shall be complete and accurate) required to be filed and paying all taxes due.

(ii)

Maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities.

(iii)

Make all required filings under the Securities Act and the Exchange Act.

(b)

Neither BLUE MOOSE nor MERGER SUB shall, during such period, except in the ordinary course of business, without the prior written consent of LIQTECH:

(i)

Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of its properties or assets;

(ii)

Except as otherwise contemplated or required by this Agreement, declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(iii)

Except as otherwise contemplated or required by this Agreement, issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

(iv)

Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or Bylaws or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

(v)

Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than one thousand dollars ($1,000);

(vi)

Incur any Indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

(vii)

Make any material change in its insurance coverage;

(viii)

Increase in any manner the compensation, direct or indirect, of any of its officers, directors or executive employees;

(ix)

Except in accordance with existing employment contracts, enter into any agreement or make any commitment to any labor union or organization; or

(x)

Make any capital expenditures.

(c)

BLUE MOOSE  and MERGER SUB each agree it shall not, through the Effective Time:

(i)

solicit any offers to buy any securities of BLUE MOOSE or MERGER SUB, as applicable;

(ii)

discuss with any party looking toward such an offer or solicitation;

(iii)

enter into any agreement with any party looking toward such an offer or solicitation; or

(iv)

enter into any agreement with any party with respect to the sale of BLUE MOOSE capital stock, MERGER SUB capital stock or with respect to any merger, consolidation, or similar transaction.

5.2

Conduct and Transactions of LIQTECH.

During the period from the date hereof to the date of Closing, LIQTECH shall:

(a)

Conduct the operations of LIQTECH in the ordinary course of business.

(b)

LIQTECH shall not during such period, except in the ordinary course of business, without the prior written consent of BLUE MOOSE:

(i)

Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(ii)

Except as otherwise contemplated and required by this Agreement, amend its Certificate of Incorporation or Bylaws or merge or consolidate with or into any other corporation or sell all or substantially all of its assets.

ARTICLE VI
RIGHTS OF INSPECTION

During the period from the date of this Agreement to the Closing Date, BLUE MOOSE, MERGER SUB and LIQTECH agree to use their best efforts to give the other parties, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other parties with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any Schedule or Exhibit hereto, with respect to the business and properties of BLUE MOOSE, MERGER SUB or LIQTECH, as the case may be, as another party shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder.  In the event of termination of this Agreement, BLUE MOOSE, MERGER SUB and LIQTECH will each return to the other parties all documents, work papers and other materials obtained from the other parties in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.

ARTICLE VII
CLOSING

7.1

Closing Deliveries of LIQTECH.

(a)

Third Party Consents.  Copies of all consents, notices and approvals listed on Schedule 4.11 shall have been provided to BLUE MOOSE at or prior to the Closing.

(b)

LIQTECH Closing Certificate.  A closing certificate executed on behalf of LIQTECH confirming the matters referred to in Sections 9.1 and 9.2.

(c)

LIQTECH Resolutions.  Certified copy of the resolutions of the board of directors and shareholders of LIQTECH approving the transactions contemplated by this Agreement (the “LIQTECH Resolutions”).

(d)

Good Standing Certificates.  Certificates, dated not more than ten (10) Business Days prior to the Closing Date, of any state of the United States or any other jurisdiction where LIQTECH is qualified to do business providing that LIQTECH is in good standing.

(e)

LIQTECH Secretary’s Certificate.  A Certificate from the secretary of LIQTECH, dated as of the Closing Date, certifying to:  (i) the certificate of incorporation and bylaws of LIQTECH; (ii) the LIQTECH Resolutions; and (iii) the incumbency and signatures of the officers of LIQTECH signing this Agreement or any other certificate or document delivered in connection herewith.

(f)

Other Documents.  All other previously undelivered documents, instruments or writings required to be delivered by LIQTECH to BLUE MOOSE or MERGER SUB at or prior to the Closing pursuant to this Agreement and such other documents and instruments as BLUE MOOSE or MERGER SUB or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

7.2

Closing Deliveries of BLUE MOOSE and MERGER SUB.

(a)

BLUE MOOSE Closing Certificate.  A closing certificate executed on behalf of BLUE MOOSE confirming the matters referred to in Sections 8.1 and 8.2.

(b)

MERGER SUB Closing Certificate.  A closing certificate executed on behalf of MERGER SUB confirming the matters referred to in Sections 8.1 and 8.2.

(c)

BLUE MOOSE Resolutions.  Certified copy of the resolutions of the board of directors of BLUE MOOSE approving the transactions contemplated by this Agreement (the “BLUE MOOSE Resolutions”).

(d)

MERGER SUB Resolutions.  Certified copy of the resolutions of the board of directors and shareholders of MERGER SUB approving the transactions contemplated by this Agreement (the “MERGER SUB Resolutions”).

(e)

Good Standing Certificates.  Certificates, dated not more than ten (10) Business Days prior to the Closing Date, of any state of the United States or any other jurisdiction where BLUE MOOSE or MERGER SUB is qualified to do business providing that BLUE MOOSE and MERGER SUB, as applicable, are in good standing.

(f)

BLUE MOOSE Secretary’s Certificate.  A Certificate from the secretary of BLUE MOOSE, dated as of the Closing Date, certifying to:  (i) the articles of incorporation and bylaws of BLUE MOOSE; (ii) the BLUE MOOSE Resolutions; and (iii) the incumbency and signatures of the officers of BLUE MOOSE signing this Agreement or any other certificate or document delivered in connection herewith.

(g)

MERGER SUB Secretary’s Certificate.  A Certificate from the secretary of MERGER SUB, dated as of the Closing Date, certifying to:  (i) the articles of incorporation and bylaws of MERGER SUB; (ii) the MERGER SUB Resolutions; and (iii) the incumbency and signatures of the officers of MERGER SUB signing this Agreement or any other certificate or document delivered in connection herewith.

(h)

Resignations.  The resignation of Gordon Tattersall from all officer and director positions with BLUE MOOSE and MERGER SUB.

(i)

Filings.  A copy of the 10-Q filed by BLUE MOOSE with the SEC for the quarter ended June 30, 2011, which complies with applicable requirements.

(j)

Authorization for Issuance of Stock.  LIQTECH shall have received, in form and substance satisfactory to counsel for LIQTECH, (i) a letter instructing and authorizing the Registrar and Transfer Agent for the shares of BLUE MOOSE Common Stock to issue stock certificates with the appropriate legend relating to the restricted nature of the shares under the Securities Act and representing ownership of BLUE MOOSE Common Stock to LIQTECH shareholders in accordance with the terms of this Agreement, and (ii) a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to   comply with the letter of instruction and the terms and conditions of this Agreement.

(k)

Transfer Agent Certificate.  LIQTECH shall have received a certificate from Action Stock Transfer, the transfer agent for the Blue Moose Common Stock showing that there are not more than 4,155,250 shares of Blue Moose Common Stock issued and outstanding.

(l)

Other Documents.  All other previously undelivered documents, instruments or writings required to be delivered by BLUE MOOSE or MERGER SUB to LIQTECH at or prior to the Closing pursuant to this Agreement and such other documents and instruments as LIQTECH or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

ARTICLE VIII
CONDITIONS PRECEDENT TO LIQTECH’S OBLIGATION

The obligation of LIQTECH to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by LIQTECH.

8.1

Representations and Warranties True.

The representations and warranties of BLUE MOOSE and MERGER SUB contained in this Agreement or in any schedule, certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct at and as of the Closing Date as though such representations and warranties were made at and as of such time.

8.2

Performance of Obligations.

BLUE MOOSE and MERGER SUB shall have performed and complied with all agreements and conditions required by this Agreement to performed or complied with by them prior to the Closing and BLUE MOOSE and MERGER SUB shall be ready and able to perform and comply with their obligations at the Closing.

8.3

Changes in Financial Condition of BLUE MOOSE and MERGER SUB.

There shall not have occurred any material adverse change in the financial condition or in the operations of the business of either BLUE MOOSE or MERGER SUB, except expenditures in furtherance of this Agreement.

8.4

Shareholder Consent.

LIQTECH shall have received the consent to the Merger of the holders (as of the Record Date) of one hundred percent (100%) of the LIQTECH Common Stock.

8.5

 Statutory Requirements.

All statutory requirements for the valid consummation by BLUE MOOSE and MERGER SUB of the transactions contemplated by this Agreement shall have been fulfilled.

8.6

Absence of Pending Litigation.

There shall be no litigation, proceeding or investigation pending or threatened against BLUE MOOSE or MERGER SUB.

8.7

Delivery of Materials.

BLUE MOOSE and MERGER SUB shall have delivered to LIQTECH each of the materials required to be delivered by BLUE MOOSE and MERGER SUB under Section 7.2 hereof.

8.8

Private Placement.

Immediately prior to the Effective Time, the Private Placement Offering will be closed and (i) instructions will be given to the escrow agent to release the funds held in escrow for the purchase of the LIQTECH Common Stock and the LIQTECH Warrants, pursuant to the Private Placement Offering; and (ii) LIQTECH Common Stock and LIQTECH Warrants will be issued pursuant to the Private Placement Offering.

ARTICLE IX
CONDITIONS PRECEDENT TO BLUE MOOSE’S OBLIGATION

The obligation of BLUE MOOSE to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by BLUE MOOSE.

9.1

Representations and Warranties True.

The representations and warranties of LIQTECH contained in this Agreement or in any schedule, certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct at and as of the Closing Date as though such representations and warranties were made at and as of such time.

9.2

Performance of Obligations.

LIQTECH shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to the Closing and LIQTECH shall be ready and able to perform and comply with its obligations at the Closing.

9.3

Changes in Financial Condition of LIQTECH.

There shall not have occurred any material adverse change in the financial condition or in the operations of the business of LIQTECH, except expenditures in furtherance of this Agreement.

9.4

Investment Representation Statement.

BLUE MOOSE shall have received executed copies of the Investment Representation Statement, substantially in the form of Exhibit B, by holders of one hundred percent (100%) of LIQTECH’s outstanding shares and one hundred percent (100%) of the holders of the LIQTECH Warrants/Options (other than employee options).

9.5

Statutory Requirements.

All statutory requirements for the valid consummation by LIQTECH of the transactions contemplated by this Agreement shall have been fulfilled.

9.6

Absence of Pending Litigation.

There shall be no litigation, proceeding or investigation pending or threatened against LIQTECH which questions the validity or legality of this Agreement or of any action taken or to be taken by LIQTECH pursuant to or in connection with the provisions of this Agreement.

9.7

Delivery of Materials.

LIQTECH shall have delivered to BLUE MOOSE and MERGER SUB each of the materials required to be delivered by LIQTECH under Section 7.1 hereof.

9.8

Private Placement.

Immediately prior to the Effective Time, the Private Placement Offering will be closed and (i) instructions will be given to the escrow agent to release the funds held in escrow for the purchase of the LIQTECH Common Stock and the LIQTECH Warrants, pursuant to the Private Placement Offering; and (ii) LIQTECH Common Stock and LIQTECH Warrants will be issued pursuant to the Private Placement Offering.

ARTICLE X
COVENANTS AND FURTHER ASSURANCE

10.1

The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.  BLUE MOOSE agrees to have filed with the SEC a Current Report Form 8-K within the prescribed period therein reflecting the terms of the Merger with the required financial statements of LIQTECH.

10.2

LIQTECH, BLUE MOOSE and MERGER SUB all covenant and agree to use their best efforts to obtain the shareholder approval required for the consummation of the Merger and the transactions contemplated by this Agreement within ten (10) days of the execution of this Agreement.

10.3

LIQTECH and BLUE MOOSE each covenant and agree to file the Current Report Form 8-K with the SEC within four (4) Business Days of the execution of this Agreement.

10.4

LIQTECH and BLUE MOOSE each covenant and agree to file the 14F Information Statement within five (5) Business Days of the filing of the Current Report Form 8-K.

ARTICLE XI
TERMINATION OF AGREEMENT
AND ABANDONMENT OF REORGANIZATION

11.1

Termination.

This Agreement may be terminated prior to the Closing as follows:

(a)

at the election of BLUE MOOSE, in the event that LIQTECH shall have materially breached any representation, warranty, covenant or agreement contained in this Agreement or in any document or other paper delivered pursuant to this Agreement;

(b)

at the election of LIQTECH, in the event that BLUE MOOSE or MERGER SUB shall have materially breached any representation, warranty, covenant or agreement contained in this Agreement or in any document or other paper delivered pursuant to this Agreement;

(c)

at the election of BLUE MOOSE or LIQTECH, if any legal proceeding is commenced or threatened by any Governmental Authority directed against the consummation of the Closing or any other transaction contemplated under this Agreement and either of BLUE MOOSE or LIQTECH, as the case may be, reasonably and in good faith deems it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof;

(d)

at any time on or prior to the Closing Date, by mutual written consent of the parties hereto; or

(e)

at any time after September 16, 2011, at the election of either BLUE MOOSE or LIQTECH, provided the party so terminating (and its Affiliates) is not in default under this Agreement.

11.2

Post Termination Obligations.

If this Agreement is terminated pursuant to Section 11.1, this Agreement shall become void and of no further force and effect, except for the provisions of Sections 13.8 (Expenses), and none of the parties hereto shall have any liability in respect of such termination except that any party shall be liable to the extent that failure to satisfy the conditions of Articles VIII or IX results from the violation or breach of any of the representations, warranties, covenants or agreements of such party under this Agreement.

ARTICLE XII
ISSUANCE OF SHARES; FRACTIONAL SHARES

12.1

Issuance of Share Certificates.

At the Closing, BLUE MOOSE shall issue a letter to the transfer agent of BLUE MOOSE with a copy of the resolution of the Board of Directors of BLUE MOOSE authorizing and directing the issuance of BLUE MOOSE Common Stock as required by this Agreement.  Any fractional shares of BLUE MOOSE Common Stock issuable as a result of this exchange shall be rounded up to the next whole number of shares.

12.2

Restrictions on Shares Issued to LIQTECH Stockholders.

LIQTECH stockholders will receive shares of BLUE MOOSE Common Stock in connection with the Merger which have not been registered under the Securities Act by virtue of the exemption provided in Regulation D adopted pursuant to the Securities Act and/or Section 4(2) of the Securities Act, the certificates for those shares of BLUE MOOSE Common Stock issued pursuant to the Merger will contain substantially the following legend:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended.  The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933, as amended, or an opinion of counsel to the Corporation that such registration is not required.”

ARTICLE XIII
MISCELLANEOUS

13.1

Amendment.

This Agreement may be amended by the parties at any time before or after the approval of the shareholders of MERGER SUB or LIQTECH; provided, however, that after any such time, there shall not be made any amendment that by Law requires further approval by the shareholders of MERGER SUB or LIQTECH without the further approval of such shareholders.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

13.2

Representations and Warranties.

None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.  The foregoing sentence shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

13.3

Notices.

All notices, requests, demands, tenders or other communications required or permitted hereunder must be in writing and are deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail, return receipt requested, postage prepaid, receipt acknowledged, (c) sent by Federal Express or other nationally recognized overnight courier service or overnight express U.S. Mail, postage prepaid, or (d) sent by facsimile or e-mail transmission, followed with an original sent in accordance with (a), (b) or (c) above, as follows:

If to “BLUE MOOSE”	If to “LIQTECH”
Blue Moose Media, Inc. 11807 Elk Drive Riverton, UT 84065	LiqTech USA, Inc. 888 Seventh Avenue New York, NY 10109

With copies to (which shall not constitute notice):	With copies to (which shall not constitute notice):
Cletha A. Walstrand, Esq. Attorney at Law 1322 West Pachua Circle Ivins, Utah 84738 Fax: 435-688-7318	George Lander, Esq. Morse, Zelnick, Rose & Lander, LLP 405 Park Avenue New York, NY 10022 Fax: 212-838-9190

Notices personally delivered or transmitted by facsimile (with confirmation of delivery) are deemed to have been given on the date so delivered or transmitted; provided, that if the confirmation of delivery sets forth a delivery time later than 5:00PM on any Business Day, then the facsimile will be deemed delivered on the succeeding Business Day.  Notices mailed are deemed to have been given on the date three (3) Business Days after the date posted, and notices sent in accordance with (c) above are deemed to have been given on the next Business Day after delivery to the courier service or U.S. Mail (in time for next day delivery).  The parties may change their address for receipt of Notices by delivery of a Notice of change of address in accordance with the terms of this Section 13.3.

13.4

Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  In the execution of this Agreement, facsimile or scanned and emailed manual signatures shall be fully effective for all purposes.

13.5

Entire Agreement; No Third Party Beneficiaries.

This Agreement and the Schedules and Exhibits attached hereto and the Transaction Documents, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.  This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

13.6

Severability.

Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions are fulfilled to the extent possible.

13.7

Expenses.

Each party shall bear its own expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees.

13.8

Captions and Section Headings.

Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

13.9

Governing Law.

This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware excluding its conflicts of laws provisions.

13.10

Enforcement and Interpretation.

The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to interpret or enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.  In addition, each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of Delaware.

13.11

Extension; Waiver.

At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

13.12

Assignment.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

13.13

No Survival of Representations and Warranties.  None of the representations and warranties made by any of the parties hereto shall survive the Merger

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BLUE MOOSE MEDIA, INC.

By: /s/Gordon Tattersall

Name:

Gordon Tattersall

Title:

President

BLUE MOOSE DELAWARE MERGER SUB, INC.

By: /s/Gordon Tattersall

Name:

Gordon Tattersall

Title:

President

LIQTECH USA, INC.

B By: /s/Neil Persh

Name:

Neil Persh

Title:

President and CEO

Signature page to the Agreement and Plan of Merger

ANNEX A

“Affiliate” of a Person shall mean any Person controlling, controlled by, or under common control with, such Person.

 “Agreement” has the meaning set forth in the forepart of this Agreement.

“BLUE MOOSE SEC Reports” means each form, report, schedule, statement and other document required to be filed by BLUE MOOSE since August 19, 2009 under the Exchange Act or the Securities Act.

 “Business Day” means a day other than a Saturday, a Sunday or a day on which banks in New York, New York are permitted or required to close.

“Certificate of Merger” has the meaning set forth in Section 1.2.

 “Closing” has the meaning set forth in Section 1.3.

“Closing Date” means the date on which the Closing occurs.

“Code” means the U.S. Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder).

“Contract” means any agreement, arrangement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

“DGCL” has the meanings set forth in Section 1.1.

“Effective Time” has the meanings set forth in Section 1.2.

“Exchange Act” means the Security Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder).

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any: (i) federal, state, county, city, town, village, district, tribal or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, tribal or other government; (iii) governmental or quasigovernmental authority of any nature (including any governmental agency, board, branch, bureau, commission, department, official, or entity); (iv) court, tribunal or judicial body or arbitral or alternative dispute resolution entity with jurisdiction or authority; or (v) an entity exercising, or entitled to exercise, any administrative, executive, juridical, legislative, police, regulatory or taxing authority or power of any nature.

“Indebtedness” of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

“Knowledge of BLUE MOOSE” means the knowledge of a fact or other matter by an officer or director of BLUE MOOSE.  For purposes of this definition, an individual will be deemed to have knowledge of a particular fact or other matter if such individual (i) is actually aware of such fact or other matter after reasonable inquiry or (ii) in the absence of reasonable inquiry, would have been aware of such fact or other matter if reasonable inquiry had been made.

Knowledge of LIQTECH” means the knowledge of a fact or other matter by the CEO or CFO of LIQTECH.  For purposes of this definition, an individual will be deemed to have knowledge of a particular fact or other matter if such individual (i) is actually aware of such fact or other matter after reasonable inquiry or (ii) in the absence of reasonable inquiry, would have been aware of such fact or other matter if reasonable inquiry had been made.

“Law” means, as to any Person, all laws, statutes, codes, ordinances, rules, regulations, Permits, and other pronouncements having the force of law of the United States and of each jurisdiction in the United States applicable to such Person or any of its assets, properties or business and shall include the Laws of any domestic or foreign state, district, county, city or other political subdivision of any Governmental Authority.

“Liens” means any and all liens, security interests, pledges, assessments, capital call requirements, charges, commitments, encumbrances, escrows, levies, pledges, restrictions (including restrictions on use, voting, transfer, or receipt of income), rights of first offer or refusal, co-sale rights (whether tag along, drag along or other), third party claims, options, voting trusts or agreements, proxies, marital or community property interests or any other type of preferential arrangement, including the lien or retained security title of a conditional vendor, or other claims or charges of any nature whatsoever, including any restriction on the exercise of any attributes of ownership.

 “Merger” has the meaning set forth in the recitals of this Agreement.

“MERGER SUB” has the meaning set forth in the forepart of this Agreement.

“MERGER SUB Common Stock” has the meaning set forth in the recitals of this Agreement.

“MERGER SUB Resolutions” has the meaning set forth in Section 7.2(d).

 “Order” means any decision or award, decree, injunction, judgment, order, quasijudicial decision or award, ruling, or writ of any domestic or foreign federal, national, state or local or other court, arbitrator (with binding effect), tribunal, administrative agency or authority.

“Permit” means any permit, license, approval, consent, or authorization issued by a Governmental Authority.

“Permitted Liens” means (a) liens shown on a balance sheet as securing specified liabilities or obligations and liens incurred in connection with the purchase of property and/or assets, if such purchase was effected after the date of the last balance sheet, with respect to which no default exists; (b) minor imperfections of title, if any, none of which are substantial in amount, detract from the value or impair the use of the property subject thereto, or impair the operations of LIQTECH, and which have arisen only in the ordinary course of business and consistent with past practice since the date of the last balance sheet; (c) liens for current Taxes not yet due or delinquent; and (d) such minor title defects, failure to have valid leasehold interest in, or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever, if any, as individually or in the aggregate do not materially impair the value of the property subject to such Lien or the use of the property in the conduct of the business of the Person.

“Person” shall mean and include any individual, corporation, partnership, firm, association, joint venture, trust or other entity, or any government, regulatory, administrative or political subdivision or agency, department or instrumentality thereof.

“Proceeding” means any complaint, action, lawsuit, hearing, investigation, charge, audit, claim or demand.

“Record Date” means the close of business on the day on which the board of directors of  LIQTECH has set as the record date for the shareholder of LIQTECH to vote for approval of the Merger.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder

 “Surviving Corporation” has the meaning set forth in Section 2.1.

“Tax” means (a) any foreign, United States federal, state or local net income, alternative or add on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Law or taxing authority, (b) any liability for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of such amounts was determined or taken into account with reference to the liability of any other entity, and (c) any liability for the payment of any amounts as a result of being a party to any Tax sharing agreements or arrangements (whether or not written) or with respect to the payment of any amounts of any of the foregoing types as a result of any express or implied obligation to indemnify any other Person.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement or other form relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

2

EXHIBIT B
INVESTMENT REPRESENTATION STATEMENT

In connection with my approval of the merger of LiqTech USA, Inc. with a wholly owned subsidiary of Blue Moose Media, Inc., a Nevada corporation, (the “Company”) and the resulting acquisition of common stock, par value $.001, of the Company (the “Securities”), the undersigned represents to the Company the following:

Investment.

I am aware of the Company's business affairs and financial condition.  I am purchasing the Securities for investment for my own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.  The Securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of the investment intent as expressed herein.  In this connection I understand that the Company is relying in part upon the truth and accuracy of, and my compliance with, the representations set forth herein in order to determine the availability of such exemption and my eligibility to acquire the Securities.

I have examined or have had an opportunity to examine, before the date hereof, such documents and information relevant to this transaction as may have been requested from the Company, in that connection, I have taken all steps necessary to evaluate the merits and risks of this offering.

I have had an opportunity to ask questions of and receive answers from officers of the Company, or a person or persons acting on its behalf, concerning the terms and conditions of this investment, and all such questions have been answered to my full satisfaction.

Restrictions on Transfer Under Securities Act.

I further acknowledge and understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act and registered and/or qualified under applicable state securities laws or unless an exemption from such registration and/or qualification is available.  Moreover, I understand that the Company is under no obligation to register the Securities.  In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

Sales Under Rule 144.

I am aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which in substance permits limited public resale of securities acquired in a non public offering subject to the satisfaction of certain conditions, including: (i) the availability of certain current public information about the Company, (ii) the resale being made through a broker in an unsolicited “broker's transaction” or in transactions directly with a “ market maker,” and (iv) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).

Limitations on Rule 144.

I further acknowledge and understand that the Company is currently, but at any time I wish to sell the Securities may not be, satisfying the public information requirement of Rule 144, and, in such case, I may be precluded from selling the Securities under Rule 144 even if the minimum holding period under Rule 144 had been satisfied.

Accredited Investor.

I am either:

(A)

an “accredited investor” as defined by Regulation D as set forth below;

According to Rule 501(a) of Regulation D, “accredited investor” means any person who comes within any of the following categories, or who the Company reasonable believes comes within any of the following categories, at the time of the sale of the Shares to that person:

Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; an insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a State or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed  for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of that issuer;

Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

Any natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 30.506(b)(2)(ii); and

Any entity in which all of the equity owners are accredited investors.

OR

(B)  not an “accredited investor,” but I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of an investment in the Securities.

In Witness Whereof, the undersigned has executed this Investor Representation Statement with the intent and knowledge that the Company will rely on the truth and completeness of the representations and warrantees contained herein.

DATE:______________ _____, 2011	If PURCHASER is/are individual(s), sign here: Signature: Print Name: If PURCHASER is an entity, sign here: Entity Name: Signature: Print Name: Title:

2

Schedule 4.12

Indebtedness

Laksya Ventures, Inc.

$ 6,670

APE Invest A/S

$14,606

SCHEDULE 4.7

Officers and Director

President, Secretary and Director

Neil Persh

Assistant Secretary

George Lander